EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, as amended (File Nos. 333-267550, 333-269289, 333-274093 and 333-276755) of our report dated April 12, 2023, relating to the consolidated financial statements of Cosmos Health Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Cosmos Health Inc. and its subsidiaries for the year ended December 31, 2022.

/s/ ArmaninoLLP
San Ramon, California

August 5, 2024